                                           [FORM OF OPINION OF COUNSEL]

_______, 2008

Oppenheimer Variable Account Funds, on behalf of
    Oppenheimer Core Bond Fund/VA
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

     This opinion is being  furnished to Oppenheimer  Variable  Account Funds, a
Massachusetts  business trust,  on behalf of Oppenheimer  Core Bond Fund/VA (the
"Fund"),  in  connection  with the  Registration  Statement  on Form  N-14  (the
"Registration  Statement")  under the  Securities  Act of 1933,  as amended (the
"1933 Act"),  and the Investment  Company Act of 1940, as amended,  filed by the
Fund for the transfer of all of the assets of Government Securities Portfolio, a series of Panorama  Series  Fund,  Inc.,  to Core Bond  Fund/VA in exchange  for
Non-Service  shares of Core  Bond  Fund/VA.  As  counsel  for the Fund,  we have examined  such  statutes,  regulations,  Fund  records and other  documents  and reviewed such questions of law that we deemed  necessary or appropriate  for the purposes of this opinion.

     Based upon the foregoing,  we are of the opinion that the foregoing  shares to be  transferred as described in the Combined  Prospectus and Proxy  Statement have been duly authorized and,  assuming receipt of the consideration to be paid therefor,  upon  delivery  as  provided  in the  Combined  Prospectus  and Proxy
Statement,  will be legally and validly  issued,  fully paid and  non-assessable
(except for the  potential  liability  of  shareholders  described in the Fund's
Statement of Additional Information).

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration Statement and to the reference to us in the Registration Statement.
We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and  regulations of the
Securities and Exchange Commission thereunder.

                                                     Sincerely,

                                                     Allan B. Adams
                                                     Myer, Swanson, Adams & Wolf, P.C.